Exhibit 99.1

NEWS RELEASE

Contact:	Mike Geller	Trevor Gibbons	Stacy Feit
	Edelman	Edelman	Financial Relations Board
	(212) 729-2163	(212) 704-8166	(213) 486-6549

ASHFORD PRIME FILES PRESENTATION DEMONSTRATING
ASSET MANGEMENT EXPERTISE

Highlights Superior Revenue, Strong Operational Performance and Track Record of Ownership Value Add

DALLAS, April 27, 2016 -- Ashford Hospitality Prime, Inc., (NYSE: AHP) (“Ashford Prime” or the “Company”) today filed an investor presentation with the Securities and Exchange Commission in connection with the Company’s 2016 Annual Meeting of Stockholders. The presentation highlights Ashford Prime’s asset management expertise and track record of operational success. The presentation is available on the Company’s website at www.ahpreit.com and www.ashfordprimefacts.com. Highlights of the investor presentation include:

●	Superior Revenue Optimization: Ashford Prime assets have significantly outperformed peers in ADR and occupancy.

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Strong EBITDA Flow-Throughs: By enhancing its profit margins and maximizing revenue generating opportunities through creative pricing strategies, Ashford Prime assets have outperformed the peer average by 1,149 bps in EBITDA flow-through over the past six years.

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Exceptional Guest Experience: Ashford Prime has grown and maintained exceptional levels of guest satisfaction, placing 1st or 2nd in Trip Advisor rankings for seven of the past nine quarters and comparing very favorably to its direct REIT competitors.

●	Track Record of Ownership Value Add: Ashford Prime has a strong track record of maximizing the profitability of its acquisitions through revenue enhancement, cost savings, and prudent capital expenditures. The Company continuously evaluates its portfolio for opportunities to improve the profitability and positioning of its assets.

Since the inception of Ashford Prime, the management team and Board have taken significant steps to drive stockholder value and the Company will continue to focus on driving exceptional operational performance through its best-in-class asset management team.

Ashford Prime has retained Cadwalader Wickersham & Taft LLP as legal counsel. Moelis & Company LLC is acting as financial advisor to Ashford Prime in connection with Sessa’s proxy contest.

Ashford Prime is a real estate investment trust (REIT) focused on investing in luxury hotels located in resort and gateway markets.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission (the “SEC”).
The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Important Information
Ashford Hospitality Prime, Inc. (“Ashford Prime”) plans to file with the SEC and furnish to its stockholders a Proxy Statement in connection with its 2016 Annual Meeting, and advises its stockholders to read the Proxy Statement relating to the 2016 Annual Meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that Ashford Prime files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

Certain Information Concerning Participants
Ashford Prime, its directors and named executive officers may be deemed to be participants in the solicitation of Ashford Prime’s stockholders in connection with its 2016 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Ashford Prime’s proxy statement dated April 17, 2015, which is filed with the SEC. To the extent holdings of Ashford Prime’s securities have changed since the amounts printed in the proxy statement, dated April 17, 2015, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

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